U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        December  2, 2013

                        FIRST HARTFORD CORPORATION

Maine	0-8862	01-00185800
(State or other jurisdiction of	(Commission File No.)	I.R.S. Employer Identification No.)
Incorporation)

149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

                                                                    860-646-6555

(Company’s telephone number)

                                                                           N/A
                                                (Former  name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.       Changes in Registrants’ Certifying Accountant.

                    On December 2, 2013, First Hartford Corporation (the “Registrant”) notified BDO USA, LLP (“BDO”) that it was terminating the relationship of BDO as its independent registered public accounting firm effective as of December 2, 2013.  This change was approved by the Registrant’s Board of Directors. On December 2, 2013 the Registrant appointed Mahoney Sabol & Company, LLP  as its independent registered public accounting firm, with the approval of its Board of Directors.

                    (a)           BDO had been appointed to serve as the Registrant’s independent registered public accounting firm on November 6, 2012.  BDO’s first audit report on the Registrant’s consolidated financial statements would have been for the fiscal year ended April 30, 2013.  The Registrant filed a Form 8-K under Item 4.02 on October 29, 2013 stating that its Board of Directors had determined on October 23, 2013, after conferring with BDO, that the Registrant was required to consolidate four subsidiaries (CP Associates, LLC (50% owned), Cranston/BVT Limited Partnership (50% owned), Trolley Barn Associates, LLC (50% owned), and Hartford Lubbock, LP (1.9% owned)), which had previously been accounted for by the Registrant under the equity or cost method of accounting, and that, as a result, the financial information contained in the Registrant’s previously filed Form 10-K for the period ended April 30, 2012 and the Registrant’s previously filed Forms 10-Q for the periods ended July 31, 2011, October 31, 2011, January 31, 2012, July 31, 2012, October 31, 2012 and January 31, 2013 will be restated.  As a result, for the fiscal years of the Registrant ended April 30, 2012 and 2013 and for the subsequent interim period through December 2, 2013, BDO had not issued any audit reports for the Registrant.

                    During the fiscal years ended April 30, 2013 and 2012, and for the subsequent interim period through December 2, 2013, there were no disagreements between the Registrant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with their reports, except as follows:  In the course of its audit services in connection with the Registrant’s consolidated financial statements for the fiscal year ended April 30, 2013, BDO determined that the Registrant was required to consolidate the four subsidiaries of the Registrant referred to above, which the Registrant had previously accounted for under the equity or cost method of accounting.  The Registrant initially disagreed with such conclusion and reviewed this issue with BDO, including discussion among the Registrant’s executive officers [and Board of Directors] with representatives of BDO.  This accounting matter was resolved, with the Registrant determining to consolidate those four subsidiaries and to restate the prior periods.

                    The Registrant has authorized BDO to respond fully to inquiries of the successor accountant concerning the matters referred to in this paragraph (a).

                    The Registrant requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made in response to this S-K Item 304(a) and, if not, stating the respects in which it does not agree.  A copy of the letter from BDO dated December 5, 2013, is filed as Exhibit 16.1 to this Form 8-K.

(b)               On December 5, 2013, the Registrant’s Board of Directors approved the appointment of Mahoney Sabol & Company, LLP to serve as the Registrant’s independent registered public accounting firm.  During the Registrant’s two most recent fiscal years ended April 30, 2012 and 2013, and for the subsequent interim period through December 5, 2013, the Registrant has not consulted Mahoney Sabol & Company, LLP regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written report or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement with the former accountant or a reportable event.

Item 9.01. Financial Statements and Exhibits.

                    The following exhibit is included herein:

Exhibit 16.1              Letter from BDO to the Securities and Exchange Commission dated December 5, 2013

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SIGNATURES

                    Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARTFORD CORPORATION

Date: December 5, 2013	By: Stuart I. Greenwald
Stuart I. Greenwald
Treasurer and Secretary

EXHIBIT INDEX

Exhibit                                       Description

Exhibit 16.1                              Letter from BDO USA, LLP to the Securities and Exchange Commission dated December 5, 2013

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